UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

ORBITAL TRACKING CORP.

(Exact name of the registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (305) 560-5355

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01	Entry Into a Material Definitive Agreement

On April 30, 2019, Orbital Tracking Corp. (the “Company”) entered into a Shares for Note Exchange Agreement (each, an “Agreement” and collectively, the “Agreements”) with certain holders of the Company’s preferred stock, each of whom is an accredited investor (each, a “Converting Stockholder” and collectively, the “Converting Stockholders”). Pursuant to the terms of the Agreements, the Company agreed to exchange the preferred shares held by the respective Converting Stockholders for promissory notes as follows:

Series of Preferred Stock	No. of Converting Holders of Preferred Stock	Aggregate No. of Shares Held by Converting Stockholders	Aggregate Principal Amount of Notes into which Shares Converted	No. of Outstanding Shares Following Conversion
B	1	3,333	$11	—
C	1	1,852,894	$12,353	—
D	3	2,213,660	$29,516	23,449
E	—	—	$—	5,174,200
F	1	349,999	$233	—
G	2	5,202,602	$3,468	—
H	3	13,741	$916	—
I	3	48,610	$3,241	500
J	5	64,442	$42,961	—
K	7	1,058,569	$70,571	—
L	3	20,000	$5,000	10,000
	TOTAL:	10,827,850	$168,270	5,208,149

As a result, the Company has eliminated 99.4% of its outstanding shares of preferred stock, excluding those shares held by management.

In exchange for the above-referenced shares of preferred stock, the Company issued a promissory note (each, a “Note” and collectively, the “Notes”) to each of the Converting Stockholders on April 30, 2019. Each Note bears interest at a rate of 6% per annum and is due on the second anniversary of the issuance date. Interest accrues on a simple interest, non-compounded basis and will be added to the principal amount on the maturity date. In the event that any amount due under a Note is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may prepay the Notes at any time.

The foregoing descriptions of the Agreements and the Notes are qualified in their entireties by reference to the form of the Agreement and the form of the Note, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Shares for Note Exchange Agreement dated April 30, 2019.
10.2	Form of 6% Promissory Note dated April 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ORBITAL TRACKING CORP.

Date: May 6, 2019	By:	/s/ David Phipps
David Phipps
President and Chief Executive Officer